March 20, 2010
Project Xenon Fairness Opinion Presentation
Confidential
Presentation Materials For:
The Board of Directors of CONSOL Energy Inc.
CONFIDENTIAL – FOR BOARD OF DIRECTORS ONLY, NOT FOR REDISTRIBUTION
Exhibit (c)(1)

Table of Contents I. Transaction Overview II. CNX Gas Overview III. Valuation Summary IV. Pro Forma Transaction Analysis Table of Contents

Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus" or "we") has been advised that CONSOL Energy Inc. (“CONSOL” or the "Company“), is contemplating a tender offer (the “Tender Offer”) pursuant to which the Company (or a subsidiary of the
Company) will offer to purchase each outstanding share of common stock of CNX Gas Inc. (“CNX Gas”) not already owned by the
Company or its subsidiaries for cash at a price per share of $38.25 (the “Offer Price”).  If the Tender Offer conditions are satisfied,
CNX Gas will be promptly merged with and into a subsidiary of CONSOL, with the surviving entity being a wholly owned subsidiary of CONSOL (such merger, together with the Tender Offer, the “Proposed Transaction”).
The Board of Directors of the Company (the "Board") has requested Stifel Nicolaus’ opinion as to the fairness to the Company, from a financial point of view, of the Offer Price to be paid by the Company to the minority shareholders of CNX Gas in the Proposed
Transaction (the “Opinion").
These materials are being presented to the Board in support of our written Opinion.  These materials do not, however, constitute our
Opinion and are provided for informational purposes only.  Our Opinion is limited to the terms of our written Opinion.  The following presentation summarizes the financial analyses we employed in reaching our Opinion and is qualified in its entirety by reference to the full text of the Opinion.
In connection with the preparation of these materials, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial, operating and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of the Company, the Board or their respective advisors and other publicly available information.  Stifel Nicolaus has also relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us by the Company, and we have assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and CNX Gas.

Stifel Nicolaus has relied on these forecasts and projections without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.  In arriving at the conclusion of our Opinion, we have not been requested to make, nor have we made, an independent evaluation of cash flow forecasts of the Company or CNX Gas or any appraisal of the assets or liabilities of the Company or CNX Gas.  No companies or transactions utilized in our analyses were identical to CNX Gas.  Please refer to the Opinion for a summary of the materials reviewed and other due diligence performed by
Stifel Nicolaus in connection with this engagement.
We believe that our analysis should be considered as a whole, and that selecting portions of our analysis and the factors we considered, without considering all analyses and factors, could be misleading.  The preparation of a fairness opinion is a complex process and, as a result, fairness opinions are not necessarily susceptible to partial analysis or summary description.  In our analysis we made numerous assumptions where necessary with respect to industry performance, and general business or economic conditions, many of which are beyond the control of the Company.  Our Opinion is necessarily based upon economic, market, financial and other conditions and circumstances as they exist on, and on the information made available to us as of, the date of the
Opinion. We have assumed that the Proposed Transaction will be consummated on the terms and conditions provided to us by the management of the Company, without any material modification or waiver of any material terms or conditions thereto, and that that the Tender Offer documents, which we have not reviewed, will reflect such terms and conditions.  It should be understood that, although subsequent developments may affect the Opinion or the analyses or information set forth in these materials, we do not have any obligation to update, revise or reaffirm our Opinion.

Our Opinion is limited to whether the Offer Price proposed to be paid by the Company to the minority shareholders of CNX Gas in the
Proposed Transaction is fair to the Company from a financial point of view.  Neither our Opinion nor these materials consider, address or include: (i) any other alternatives currently (or which have been or may be) contemplated by the Company or the Board; (ii) the legal, tax or accounting consequences of the Proposed Transaction on the Company or the holders of the Company’s securities; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the Company or the public holders of the Company’s securities; (iv) any advice or opinions provided by any other advisor to the Company or the Board; or (v) whether the Company has sufficient cash, available lines of credit or other sources of financing to pay the aggregate cash consideration to CNX Gas.
Furthermore, we do not express any opinion herein or in our Opinion as to the prices, trading range or volume at which the securities of the Company or CNX Gas will trade following public announcement or consummation of the Proposed Transaction.
It is understood that these materials are for the information of, and directed to, the Board for its information and assistance in connection with its evaluation of the financial terms of the Proposed Transaction.
These materials do not constitute a recommendation to the Company or the Board as to whether the Company should commence the
Tender Offer or effect the Proposed Transaction.  Neither our Opinion nor these materials compare the relative merits of the Proposed
Transaction with any other alternative transaction which may have been available to the Company or address the underlying business decision of the Board or the Company to proceed with or effect the Proposed Transaction.  Stifel Nicolaus was not requested to, and did not, explore alternatives to the Proposed Transaction.

These materials and our Opinion were approved by Stifel Nicolaus’ Fairness Opinion Committee. These materials are not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, tender offer statement or solicitation/recommendation statement or in any other document used in connection with an offering or sale of securities, a tender for securities, or to seek any approval for the Proposed Transaction, nor shall this presentation be used for any other purposes, without the prior written consent of Stifel Nicolaus.
We have acted as financial advisor to the Board in connection with the Proposed Transaction and will receive a fee upon the delivery of our Opinion. We will receive an additional fee contingent upon consummation of the Proposed Transaction. In addition, the
Company has agreed to indemnify us for certain liabilities arising out of our engagement. Stifel Nicolaus has in the past executed on several occasions block trades on standard brokerage terms for the Company in connection with its repurchases of stock pursuant to its issuer repurchase program. Stifel Nicolaus has also provided a fairness opinion to the Board in connection with the Company’s acquisition of certain assets from Dominion Resources, Inc. in March 2010. There are no other material relationships that existed during the two years prior to the date of our opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the Proposed
Transaction.  Stifel Nicolaus may seek to provide investment banking services to the Company or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus and its clients may transact in the securities of the Company and, accordingly, may at any time hold a long or short position in such securities.

I. Transaction Overview

Transaction Overview
CONSOL intends to commence a tender offer for each outstanding share of common stock of CNX Gas not already owned by the Company or its subsidiaries for an offer price of $38.25 per share
Equity Value:  $963.4 million
The Tender Offer is conditional upon, among other things:
The completion of $4.5 billion of permanent financing transactions by CONSOL related to acquisition of certain exploration and production assets from Dominion Resources, Inc. (“Platinum Financing Transactions”)
The tender of a majority of the outstanding shares of CNX Gas not owned by CONSOL without regard to any shares of CNX Gas owned by directors or management at either CONSOL or CNX Gas, such condition being irrevocable
Government and regulatory approvals, including expiration of HSR waiting period
None of the parties to the Tender Offer documents shall be subject to any decrees, order or injunction of a U.S. court of competent jurisdiction that prohibits the consummation of the Tender Offer
The Tender Offer is scheduled to commence post closing of the Platinum Financing Transactions
Transaction Overview

Transaction Summary
Unless otherwise noted, for
purposes of this presentation
CNX Gas’s price is $30.80 per
share (3/19/2010 close)
CNX Gas basic shares
outstanding of 151.0 million,
per CNX Gas 12/31/2009 10K,
excluding 1.4 million options
outstanding
Assumed 16.7% public
ownership of CNX Gas
Current Offer 3/12/2010 (1)
(Dollars in millions, except per share data) 30.80 $       38.25 $       26.23 $
Implied Premium to 3/19/2010 Price of $30.80 0.0% 24.2% 45.8% (1)
Implied Equity Value 4,650 $       5,775 $       3,960 $
Plus:  Total Debt (2)
128 $          128 $          128 $
Less:  Cash (2)
1 $               1 $               1 $
Implied Enterprise Value 4,777 $       5,902 $       4,087 $
Implied Equity Value - Public 776 $          963 $          661 $
CNX Gas Financial Statistics (3) : Implied Multiples
EBITDA CY 2010E 416 $          11.5x 14.2x 9.8x
CY 2011E 430 $          11.1x 13.7x 9.5x
CY 2012E 563 $          8.5x 10.5x 7.3x
EPS CY 2010E 1.25 $         24.6x 30.6x 21.0x
CY 2011E 1.29 $         23.8x 29.6x 20.3x
CY 2012E 1.57 $         19.6x 24.4x 16.7x
CNX Gas Reserve Data (4) : Implied EV Per MMcf
Reserves Proved 1,911          2.50 $         3.09 $         2.14 $
(Bcf) Evaluated 3P 6,500          0.73 $         0.91 $         0.63 $
Resource Potential 18,050        0.26 $         0.33 $         0.23 $
Implied EV % Per PV-10
PV-10 Proved 1,480 $       323% 399% 276%
Transaction Overview
(1)  Day prior to Dominion transaction announcement.  Implied premium is from Offer Price to price on 3/12/2010
(2)  Source:  CNX Gas 12/31/2009 10K. Total debt includes non-controlling interest
(3)  CNX Gas projected financial information based on Bloomberg Consensus as of 3/19/2010
(4)  2009A data from CNX Gas 12/31/2009 10K and CNX Gas 1/25/2010 press release

II. CNX Gas Overview

CNX Gas Overview
CNX Gas Overview
(1)  Closing price as of 3/19/2010
(2)  CNX Gas shares outstanding from 12/31/2009 10K.  Includes 151.0 million basic shares outstanding only
(3)  16.7% of CNX Gas basic shares outstanding held by public shareholders.  Source:  CNX Gas 12/31/2009 10K
(4)  83.3% of CNX Gas basic shares outstanding held by CONSOL.  Source:  CNX Gas 12/31/2009 10K
(5)  Source:  CNX Gas 12/31/2009 10K. Total debt includes non-controlling interest
(6)  Source:  CNX Gas projected financial information based on Bloomberg Consensus as of 3/19/2010
(7)  Source: 2009A data from CNX Gas 12/31/2009 10K and CNX Gas 1/25/2010 press release
(Dollars in millions, except per share data)
Market Data Summary Financials and Valuation Metrics Reserves (Bcf) and Valuation Metrics
Share Price
(1) 30.80 $      EBITDA
(6)
Proved Reserves
(7) 1,911
52-Week High (10/22/2009) 36.00 $      2010E 416 $         Evaluated 3P Reserves
(7)
6,500
Discount to LTM High (14.4%) 2011E 430 $
Resource Potential (Midpoint)
(7) 18,050
52-Week Low (3/18/2009) 22.99 $      2012E 563 $         Proved PV-10
(7)
1,480 $
Premium to LTM Low 34.0%
Enterprise Value/EBITDA EV/Proved Reserves 2.50 $
Basic Shares Outstanding - Public
(2)(3)
25 2010E 11.5x EV/Evaluated 3P Reserves 0.73 $
Basic Shares Outstanding - CONSOL
(2)(4)
126 2011E 11.1x EV/Resource Potential 0.26 $
Basic Shares Outstanding
(2)
151 2012E 8.5x EV Value/PV-10 323%
Market Capitalization 4,650 $      EPS
(6)
Plus:  Total Debt
(5)
128 $         2010E 1.25 $
Less:  Cash
(5)
1 $             2011E 1.29 $
Total Enterprise Value 4,777 $      2012E 1.57 $
Price/Earnings
2010E 24.6x
2011E 23.8x
2012E 19.6x

Apr 06 Jul 06 Oct 06 Jan 07 Apr 07 Jul 07 Oct 07 Jan 08 Apr 08 Jul 08 Oct 08 Jan 09 Apr 09 Jul 09 Oct 09 Jan 10
$10
$15
$20
$25
$30
$35
$40
$45
$50
0
250
500
750
1,000
1,250
1,500
1,750
2,000
2,250
2,500
2,750
3,000
Volume Price
CNX Gas Price/Volume – Since Listing (1/19/2006)
Source:  FactSet
CNX Gas Overview

Apr 06 Jul 06 Oct 06 Jan 07 Apr 07 Jul 07 Oct 07 Jan 08 Apr 08 Jul 08 Oct 08 Jan 09 Apr 09 Jul 09 Oct 09 Jan 10
0%
50%
100%
150%
200%
250%
300%
350%
CONSOL CNX Gas CONSOL Comparables CNX Gas Comparables
Relative Price Performance – Since CNX Gas Listing (1/19/2006)
Price Performance - Since CNX Gas Listing
CONSOL 24.8%
CNX Gas 41.4%
CONSOL Comparables 5.2%
CNX Gas Comparables 41.3%
Source:  FactSet
Notes:
CONSOL Comparables include: Peabody Energy, Arch Coal and Alpha Natural Resources
CNX Gas Comparables include:  Southwestern Energy, Range Resources, Ultra Petroleum, Cabot Oil and Gas, Atlas Energy and Petrohawk Energy
CNX Gas Overview

Apr 09 May 09 Jun 09 Jul 09 Aug 09 Sep 09 Oct 09 Nov 09 Dec 09 Jan 10 Feb 10 Mar 10
$22
$24
$26
$28
$30
$32
$34
$36
$38
0
250
500
750
1,000
1,250
1,500
1,750
2,000
2,250
2,500
2,750
3,000
Volume Price
CNX Gas Price/Volume – Last Twelve Months
Source:  FactSet
CNX Gas Overview

Apr 09 May 09 Jun 09 Jul 09 Aug 09 Sep 09 Oct 09 Nov 09 Dec 09 Jan 10 Feb 10 Mar 10
60%
80%
100%
120%
140%
160%
180%
200%
CONSOL CNX Gas CONSOL Comparables CNX Gas Comparables
Relative Price Performance – Last Twelve Months
Price Performance - Last Twelve Months
CONSOL 49.6%
CNX Gas 25.2%
CONSOL Comparables 76.1%
CNX Gas Comparables 21.3%
CNX Gas Overview
Source:  FactSet
Notes:
CONSOL Comparables include:  Peabody Energy, Arch Coal and Alpha Natural Resources
CNX Gas Comparables include:  Southwestern Energy, Range Resources, Ultra Petroleum, Cabot Oil and Gas, Atlas Energy and Petrohawk Energy

CNX Gas Price Histogram – Last Twelve Months
1.6%
15.4%
28.5%
29.6%
20.2%
2.0%
2.8%
0.0%
4.0%
8.0%
12.0%
16.0%
20.0%
24.0%
28.0%
32.0%
$22.00 - $24.00 $24.00 - $26.00 $26.00 - $28.00 $28.00 - $30.00 $30.00 - $32.00 $32.00 - $34.00 $34.00 - $36.00
% of Volume Traded by Price Range
Sum of % Volume Traded
Source:  FactSet
CNX Gas Overview
1.6%
17.0%
45.5%
75.1%
95.3%
97.2%
100.0%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
120.0%
$22.00 - $24.00 $22.00 - $26.00 $22.00 - $28.00 $22.00 - $30.00 $22.00 - $32.00 $22.00 - $34.00 $22.00 - $36.00

CNX Gas Top 25 Institutional Shareholders at 12/31/2009
% Current
Institutional Holders Shares Held % Held Float
1 T. Rowe Price Associates, Inc. 9,474,116 6.3% 38.0%
2 Advisory Research, Inc. 3,900,793 2.6% 15.7%
3 BlackRock Global Investors 1,672,976 1.1% 6.7%
4 Chilton Investment Co. LLC 1,438,330 1.0% 5.8%
5 Vanguard Group, Inc. 1,076,899 0.7% 4.3%
6 BlackRock Advisors LLC 627,875 0.4% 2.5%
7 Standard Life Investments Ltd. 388,500 0.3% 1.6%
8 First Pacific Advisors LLC 353,300 0.2% 1.4%
9 State Street Global Advisors 288,747 0.2% 1.2%
10 Bank of New York Mellon Asset Management 270,068 0.2% 1.1%
11 BlackRock Investment Management (UK) Ltd. 250,991 0.2% 1.0%
12 Eagle Asset Management, Inc. 216,830 0.1% 0.9%
13 Renaissance Technologies LLC 205,700 0.1% 0.8%
14 TIAA-CREF Asset Management LLC 189,983 0.1% 0.8%
15 Norges Bank Investment Management 176,994 0.1% 0.7%
16 Northwestern Investment Management Co. LLC 168,600 0.1% 0.7%
17 Dimensional Fund Advisors, Inc. 128,511 0.1% 0.5%
18 Mellon Capital Management 124,684 0.1% 0.5%
19 Blackthorn Investment Group LLC 120,000 0.1% 0.5%
20 CR Intrinsic Investors LLC 119,218 0.1% 0.5%
21 Northern Trust Investments 110,622 0.1% 0.4%
22 Comerica Asset Management 106,018 0.1% 0.4%
23 Deutsche Bank Investment Management, Inc. 103,739 0.1% 0.4%
24 GW Capital Management LLC 102,000 0.1% 0.4%
25 Aronson & Johnson & Ortiz LP 101,600 0.1% 0.4%
Top 10 Institutional Holdings 19,491,604 12.9% 78.3%
Top 15 Institutional Holdings 20,532,102 13.6% 82.5%
Top 20 Institutional Holdings 21,193,115 14.0% 85.1%
Top 25 Institutional Holdings 21,717,094 14.4% 87.2%
Total Basic Shares Outstanding 150,986,918 100.0%
Source:  FactSet
Note:  Current float is 25 million shares as of 3/19/2010
CNX Gas Overview

CNX Gas Analyst Price Targets and Earnings Estimates – Year to Date
Company Date Price Target Recommendation
RBC Capital Markets 3/16/2010 $36.00 Sector Perform
Pritchard Capital Partners LLC 3/16/2010 $43.00 Buy
Stifel Nicolaus 3/15/2010 $34.00 Buy
Howard Weil Inc 3/5/2010 $38.00 Market Outperform
Raymond James 1/29/2010 NA Market Perform
FBR Capital Markets 1/28/2010 $40.00 Market Perform
UBS Investment Banking 1/26/2010 $34.00 Buy
Consensus Price Target $37.50
Source:  Bloomberg
CNX Gas Overview

III. Valuation Summary

Comparable Companies Valuation
Valuation Summary
(Dollars in millions, except per share data)
Current
Price Market Net Enterprise Net Debt/ EBITDA EV/EBITDA
Company (Ticker) 3/19/2010 Cap. Debt Value 09 EBITDA 2009A 2010E 2011E 2012E 2010E 2011E 2012E
Southwestern Energy Co. (SWN) 39.60 $       13,705 $     995 $          14,700 $     0.7x 1,368 $       1,884 $       2,506 $       3,331 $       7.8x 5.9x 4.4x
Range Resources Corp. (RRC) 47.76 $       7,601 $       1,707 $       9,308 $       3.1x 547 $          796 $          1,056 $       1,426 $       11.7x 8.8x 6.5x
Petrohawk Energy Corp. (HK) 20.32 $       6,121 $       2,640 $       8,761 $       3.9x 684 $          1,087 $       1,338 $       1,527 $       8.1x 6.5x 5.7x
Ultra Petroleum Corp. (UPL) 44.24 $       6,727 $       781 $          7,508 $       1.3x 583 $          907 $          1,224 $       1,642 $       8.3x 6.1x 4.6x
Atlas Energy Inc. (ATLS) 32.96 $       2,578 $       767 $          3,345 $       2.3x 332 $          277 $          320 $          NA 12.1x 10.5x NA
Cabot Oil & Gas Corp. (COG) 38.14 $       3,960 $       765 $          4,725 $       1.4x 554 $          645 $          714 $          832 $          7.3x 6.6x 5.7x
Minimum 0.7x 332 $          277 $          320 $          832 $          7.3x 5.9x 4.4x
Median 1.8x 569 $          851 $          1,140 $       1,527 $       8.2x 6.6x 5.7x
Mean 2.1x 678 $          933 $          1,193 $       1,752 $       9.2x 7.4x 5.4x
Maximum 3.9x 1,368 $       1,884 $       2,506 $       3,331 $       12.1x 10.5x 6.5x
CNX Gas Corp. (CXG) 30.80 $       4,650 $       127 $          4,777 $       0.3x 378 $          416 $          430 $          563 $          11.5x 11.1x 8.5x
CNX Gas at Offer Price 38.25 $       5,775 $       127 $          5,902 $       0.3x 378 $          416 $          430 $          563 $          14.2x 13.7x 10.5x
Proved Net Debt/ Resource Proved/ Daily EV/ EV/ EV/
Proved Percent R/P Proved Potential Resource Production Proved EV/ Potential Production
Company (Ticker) Bcfe Developed Ratio Bcfe PV-10 Bcfe Potential (Mcfe/d) ($/Mcfe) PV-10 ($/Mcfe) ($/Mcfe/d)
Southwestern Energy Co. (SWN) 3,656
54.1%
12.2x 0.27 $         2,304 $       19,297        19% 823,134      4.02 $         638% 0.76 $         17,859 $
Range Resources Corp. (RRC) 3,129
55.2%
19.7x 0.55 $         2,593 $       26,000        12% 435,926      2.97 $         359% 0.36 $         21,352 $
Petrohawk Energy Corp. (HK) 2,743
32.9%
15.0x 0.96 $         1,532 $       31,000        9% 501,797      3.19 $         572% 0.28 $         17,459 $
Ultra Petroleum Corp. (UPL) 3,912
41.2%
21.7x 0.20 $         2,887 $       23,000        17% 493,449      1.92 $         260% 0.33 $         15,216 $
Atlas Energy Inc. (ATLS) 1,020
52.5%
27.6x 0.75 $         436 $          13,000        8% 101,238      3.28 $         766% 0.26 $         33,043 $
Cabot Oil & Gas Corp. (COG) 2,060
64.3%
20.0x 0.37 $         1,632 $       9,119          23% 281,704      2.29 $         290% 0.52 $         16,771 $
Minimum 32.9% 12.2x 0.20 $         436 $          9,119          8% 101,238      1.92 $         260% 0.26 $         15,216 $
Median 53.3% 19.8x 0.46 $         1,968 $       21,149        15% 464,688      3.08 $         465% 0.34 $         17,659 $
Mean 50.0% 19.4x 0.52 $         1,897 $       20,236        15% 439,542      2.95 $         481% 0.42 $         20,283 $
Maximum 64.3% 27.6x 0.96 $         2,887 $       31,000        23% 823,134      4.02 $         766% 0.76 $         33,043 $
CNX Gas Corp. (CXG) 1,911          54.4% 20.2x 0.07 $         1,480 $       18,050        11% 258,671      2.50 $         323% 0.26 $         18,468 $
CNX Gas at Offer Price 1,911          54.4% 20.2x 0.07 $         1,480 $       18,050        11% 258,671      3.09 $         399% 0.33 $         22,816 $
Sources:  Company filings, company presentations, Bloomberg.
Notes:
Balance sheet, reserves and production data and as of 12/31/2009; reserves pro forma for divestitures and acquisitions
EBITDA estimates based on Bloomberg Consensus as of 3/19/2010

Comparable Companies Valuation
Valuation Summary
Note: 2011 to 2012 comparable growth rates exclude Atlas Energy since 2012 data was not available
2010 to 2011 EBITDA Growth
11%
28%
25%
35%
0%
5%
10%
15%
20%
25%
30%
35%
40%
Minimum Median Mean Maximum
CNX Gas Growth Rate:
3%
2011 to 2012 EBITDA Growth
14%
33%
27%
35%
0%
5%
10%
15%
20%
25%
30%
35%
40%
Minimum Median Mean Maximum
CNX Gas Growth Rate:
31%
EBITDA Growth 2010 - 2011 2011 - 2012
Southwestern Energy Co. (SWN) 33% 33%
Range Resources Corp. (RRC) 33% 35%
Petrohawk Energy Corp. (HK) 23% 14%
Ultra Petroleum Corp. (UPL) 35% 34%
Atlas Energy Inc. (ATLS) 16% NA
Cabot Oil & Gas Corp. (COG) 11% 17%
Minimum 11% 14%
Median 28% 33%
Mean 25% 27%
Maximum 35% 35%
CNX Gas Corp. (CXG) 3% 31%

Comparable Companies Valuation
Valuation Summary
Enterprise Value to PV-10
260%
465%
481%
766%
0%
100%
200%
300%
400%
500%
600%
700%
800%
900%
Minimum Median Mean Maximum
Implied CNX Gas Value:
399%
Proved Reserve Value
$1.92
$3.08
$2.95
$4.02
$-
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
Minimum Median Mean Maximum
Implied CNX Gas Value:
$3.09
Resource Potential Value
$0.26
$0.34
$0.42
$0.76
$-
$0.10
$0.20
$0.30
$0.40
$0.50
$0.60
$0.70
$0.80
Minimum Median Mean Maximum
Implied CNX Gas Value:
$0.33
Enterprise Value to 2010 EBITDA
7.3x
8.2x
9.2x
12.1x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
Minimum Median Mean Maximum
Implied CNX Gas Value:
14.2x

Selected Precedent E&P Transactions
Precedent transactions were selected based on the following criteria:
Transaction values greater than $250 million in the U.S. E&P sector since 1/1/2005
Excludes transactions where financial information is unavailable
(Dollars in millions, except per share data)
Method of Enterprise Equity Premium
Announce Close Buyer Name Seller Name Payment Value Value 1 Day 5 Day 30 Day
12/14/2009 Pending ExxonMobil Corp. XTO Energy, Inc. Stock 40,361 $    30,000 $    25% 26% 18%
11/1/2009 3/10/2010 Denbury Resources, Inc. Encore Acquisition Co. Combo 4,054         2,799         35% 18% 28%
4/27/2009 9/29/2009 Atlas America, Inc. Atlas Energy Resources LLC Stock 1,016         481            0% 7% 37%
4/30/2008 8/28/2008 Stone Energy Corp. Bois d'Arc Energy, Inc. Combo 1,696         1,654         (4%) (4%) 9%
7/17/2007 11/6/2007 Plains Exploration & Production Co. Pogo Producing Co. Combo 5,291         3,473         17% 17% 9%
1/7/2007 6/6/2007 Forest Oil Corp. Houston Exploration Co. Combo 2,086         1,742         8% 1% (4%)
6/23/2006 8/23/2006 Anadarko Petroleum Corp. Western Gas Resources, Inc. Cash 5,239         4,647         49% 45% 28%
6/23/2006 8/10/2006 Anadarko Petroleum Corp. Kerr-McGee Corp. Cash 18,121       16,004       40% 37% 33%
4/21/2006 7/12/2006 Petrohawk Energy Corp. KCS Energy, Inc. Combo 1,767         1,499         5% 13% 25%
1/23/2006 7/3/2006 Helix Energy Solutions Group, Inc. Remington Oil & Gas Corp. Combo 1,249         1,288         17% 20% 18%
12/12/2005 3/31/2006 ConocoPhillips Burlington Resources, Inc. Combo 36,039       34,962       22% 24% 39%
10/13/2005 1/30/2006 Occidental Petroleum Corp. Vintage Petroleum, Inc. Combo 3,899         3,504         34% 32% 25%
9/19/2005 12/14/2005 Norsk Hydro ASA Spinnaker Exploration Co. Cash 2,335         2,238         35% 45% 52%
4/4/2005 8/10/2005 ChevronTexaco Corp. Unocal Corp. Combo 17,622       17,705       2% 11% 5%
4/4/2005 7/29/2005 Petrohawk Energy Corp. Mission Resources Corp. Combo 511            347            14% 16% 8%
1/26/2005 6/7/2005 Cimarex Energy Co. Magnum Hunter Resources, Inc. Stock 2,194         1,569         25% 27% 29%
Minimum (4%) (4%) (4%)
Median 20% 19% 25%
Mean 20% 21% 22%
Maximum 49% 45% 52%
CONSOL CNX Gas Cash 5,902 $      5,775 $      24% 26% 41%
Sources:  FactSet MergerStat, John S. Herold
Valuation Summary

Stock
(3 Deals)
18.5%
Cash
(3 Deals)
18.5% Combination
(10 Deals)
62.5%
Selected Precedent E&P Transactions
Sample set includes public E&P transactions (n=16) since January 1, 2005
Transaction values greater than $250 million
Excludes foreign sellers
Approximately 62.5%, 18.5%, and 18.5% of the precedent public E&P transactions utilized a combination (n=10), all cash
(n=3), and all stock (n=3) as the form of the consideration, respectively
All-cash deals had significantly higher 1 day, 5 day and 30 day premiums
•Consideration Offered in E&P Transactions
•Mean Premiums Paid by Consideration Offered
Valuation Summary
Sources:  FactSet MergerStat, John S. Herold
17%
20%
28%
41%
42%
38%
15%
15%
16%
20%
21%
22%
0%
5%
10%
15%
20%
25%
30%
35%
40%
45%
1 Day 5 Day 30 Day
Stock Cash Combination Total

1 Day Premium
(4%)
20%
20%
49%
(10%)
0%
10%
20%
30%
40%
50%
60%
Minimum Median Mean Maximum
Implied CNX Gas Premium:
24%
Selected Precedent E&P Transactions
5 Day Premium
(4%)
19%
21%
45%
(10%)
0%
10%
20%
30%
40%
50%
Minimum Median Mean Maximum
Implied CNX Gas Premium:
26%
30 Day Premium
(4%)
25%
22%
52%
(10%)
0%
10%
20%
30%
40%
50%
60%
Minimum Median Mean Maximum
Implied CNX Gas Premium:
41%
Valuation Summary

Selected Precedent Parent/Subsidiary Transactions
Precedent transactions were selected based on the following criteria:
Minority cash buy-in transactions with values greater than $200 million since 1/1/2005
Excludes transactions where financial information is unavailable
Sources:  FactSet MergerStat, John S. Herold
Valuation Summary
Enterprise Equity Percent Premium
Announce Close Buyer Name Seller Name Value Value Sought 1 Day 5 Day 30 Day
9/4/2009 10/22/2009 Fairfax Financial Holdings Odyssey Re Holdings Corp. 3,434 $      1,041 $      27.4 19% 20% 36%
8/12/2008 9/29/2008 Mitsubishi UFJ Financial Group, Inc. UnionBanCal Corp. 18,427       3,586         34.6 26% 29% 77%
7/21/2008 3/26/2009 Roche Holding AG Genentech, Inc. 102,192     46,763       44.3 16% 26% 28%
3/10/2008 1/2/2009 Nationwide Mutual Insurance Co. Nationwide Financial Services, Inc. 9,091         2,426         33.7 38% 29% 26%
11/5/2007 4/15/2008 Alfa Mutual Insurance Co. Alfa Corp. 1,925         856            45.9 26% 23% 22%
10/23/2007 5/9/2008 Goldman Sachs Group, Macquarie Infrastructure Waste Industries USA, Inc. 695            376            49.0 33% 41% 25%
2/22/2007 9/28/2007 American Financial Group, Inc. Great American Financial Resources, Inc. 1,194         225            19.0 13% 15% 8%
1/24/2007 9/27/2007 American International Group, Inc. 21st Century Insurance Group 2,090         811            39.3 35% 29% 27%
11/20/2006 4/20/2007 Toronto-Dominion Bank TD Banknorth, Inc. 10,161       3,189         43.0 7% 8% 10%
10/9/2006 6/22/2007 Valcon Acquisition Holding NetRatings, Inc. 749            296            39.5 44% 45% 42%
3/17/2006 7/26/2006 William Lyons William Lyon Homes 1,563         240            25.5 44% 51% 10%
2/6/2006 5/16/2006 Lafarge SA Lafarge North America, Inc. 6,405         2,870         46.8 33% 34% 57%
9/1/2005 11/9/2005 Seven & I Holdings Co., Ltd. 7-Eleven, Inc. 6,713         1,284         22.7 32% 31% 14%
2/21/2005 7/21/2005 Novartis AG Eon Labs, Inc. 2,557         831            30.2 11% 8% 14%
Minimum 7% 8% 8%
Median 29% 29% 26%
Mean 27% 28% 28%
Maximum 44% 51% 77%
CONSOL CNX Gas 5,902 $      5,775 $      17% 24% 26% 41%

Selected Precedent Parent/Subsidiary Transactions
Valuation Summary
1 Day Premium
7%
29%
27%
44%
0%
5%
10%
15%
20%
25%
30%
35%
40%
45%
50%
Minimum Median Mean Maximum
Implied CNX Gas Premium:
24%
5 Day Premium
8%
29%
28%
51%
0%
10%
20%
30%
40%
50%
60%
Minimum Median Mean Maximum
Implied CNX Gas Premium:
26%
30 Day Premium
8%
26%
28%
77%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
Minimum Median Mean Maximum
Implied CNX Gas Premium:
41%

Implied Price Per Share
Valuation Summary
Methodology Implied Value of CNX Gas Share Price
$29.63
$29.43
$29.58
$32.81
$33.21
$33.32
$23.45
$29.92
$24.65
$19.33
$45.93
$44.56
$46.73
$44.39
$46.36
$54.67
$50.05
$90.23
$74.28
$32.40
$10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 $100.0
Public E&P (1-Day Premium)
Public E&P (5-Day Premium)
Public E&P (30-Day Premium)
Parent/Subsidiary (1-Day Premium)
Parent/Subsidary (5-Day Premium)
Parent/Subsidary (30-Day Premium)
Proved Reserve Value
Resource Potential Value
Enterprise Value to PV-10
Enterprise Value to 2010 EBITDA
Comparable Company Analysis
Precedent Transactions Analysis
Current Share Price:
$30.80
Offer Price:
$38.25

IV. Pro Forma Transaction Analysis

Transaction Assumptions
Financing
Total raise of $1.0 billion based on Company management’s guidance as of 3/20/2010 (excluding shoe)
–
$388.9 million equity offering
>
Offer price of $45.00 per share
–
$611.1 million senior notes offering
>
Interest rate of 8.375%
Projections
CONSOL projected 2010, 2011 and 2012 financial information provided by Company management on 3/19/2010
CNX Gas projected 2010, 2011 and 2012 financial information provided by Company management on 3/19/2010
Shares outstanding
CONSOL shares outstanding per CONSOL 12/31/2009 10K
–
181.2 million basic shares outstanding; for purposes of this analysis, options outstanding have not been considered
CNX Gas shares outstanding per CNX Gas 12/31/2009 10K
–
151.0 million basic shares outstanding; for purposes of this analysis, options outstanding have not been considered
83.3% of CNX Gas basic shares outstanding are held by CONSOL and 16.7% of CNX Gas basic shares outstanding are held by public shareholders
Does not assume any cost savings from synergies
Pro forma tax rate of 30%
Assumes transaction completed on 1/1/2010
Pro Forma Transaction Analysis

Pro Forma Statement of Operations
Sources:
CONSOL projected financial information provided by Company management on 3/19/2010
CNX Gas projected financial information provided by Company management on 3/19/2010
Notes:
Does not assume any cost savings from synergies
Pro Forma EPS excludes reduction of projected interest income due to annual dividend of $0.40 that would be paid to CNX Gas shareholders in CONSOL
Pro Forma EPS excludes post-closing purchase accounting adjustments that may include, among others, the step-up of PP&E to Fair Market Value and the resulting increase to DD&A, as well as allocation of purchase price to intangible assets
Pro Forma Transaction Analysis
2010E 2011E 2012E
(Dollars in millions, except per share data) CONSOL CNX Gas Trans. Adj. Pro Forma CONSOL CNX Gas Trans. Adj. Pro Forma CONSOL CNX Gas Trans. Adj. Pro Forma
Total Revenues 4,811 $    782 $       4,811 $    4,792 $    922 $       4,792 $    5,193 $    1,319 $    5,193 $
Costs:
Total Operating Expenses, Excl. DD&A 3,640 $    363 $       - $          3,640 $    3,500 $    429 $       - $          3,500 $    3,588 $    541 $       - $          3,588 $
Depreciation, Depletion, Amortization & Accretion 509 $       147 $       509 $       534 $       160 $       534 $       608 $       219 $       608 $
Interest Expense 39 $         8 $           38 $         78 $         37 $         10 $         51 $         88 $         27 $         14 $         51 $         79 $
Non-controlling Interest - $          (1) $          - $          - $          (1) $          - $          - $          (1) $          - $
Pre-Tax Income 622 $       265 $       584 $       722 $       324 $       671 $       970 $       546 $       918 $
Income Taxes (185) $      (99) $        (175) $      (215) $      (125) $      (201) $      (310) $      (211) $      (276) $
Effective Tax Rate 30% 38% 30% 30% 39% 30% 32% 39% 30%
Net Income 438 $       166 $       409 $       507 $       199 $       469 $       660 $       335 $       643 $
Minority Interest (28) $        - $          28 $         - $          (33) $        - $          33 $         - $          (56) $        - $          56 $         - $
Net Income Less Minority Interest 410 $       166 $       409 $       473 $       199 $       469 $       604 $       335 $       643 $
Diluted Earnings Per Share 2.26 $      1.10 $      2.15 $      2.61 $      1.32 $      2.47 $      3.34 $      2.22 $      3.39 $
Diluted Shares Outstanding 181 151 9 190 181 151 9 190 181 151 9 190
EBITDA 1,142 $    420 $       - $          1,142 $    1,258 $    494 $       - $          1,258 $    1,547 $    778 $       - $          1,547 $

Accretion/Dilution Analysis – 100% Cash Consideration
Pro Forma Transaction Analysis
(Dollars in millions, except per share data)
Offer Price per Share 38.25 $
Implied Premium to 3/19/2010 Price of $30.80
24.2%
Implied CNX Gas Equity Valuation - Public 963 $
Cash Consideration 963 $
Stock Consideration - $
CONSOL Shares Issued in Equity Offering at $45.00 9
Pro Forma CONSOL Shares Outstanding 190
Accretion / Dilution CY 2010E CY 2011E CY 2012E
Standalone Earnings per Share 2.26 $        2.61 $        3.34 $
Pro Forma Earnings per Share
(1)(2)
2.15 $        2.47 $        3.39 $
% Accretion / (Dilution) (4.9%) (5.4%) 1.5%
$ Accretion / (Dilution) per Share (0.11)
$
(0.14)
$
0.05
$
    (1)    Pro Forma EPS excludes reduction of projected interest income due to annual dividend of $0.40 that would be paid to CNX Gas shareholders in CONSOL
(2)
Pro Forma EPS excludes post-closing purchase accounting adjustments that may include, among others, the step-up of PP&E to Fair Market Value and the resulting increase to DD&A, as well as allocation of purchase price to intangible assets